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                                                                    EXHIBIT 4.47

                                                             [Execution Version]


                             SEVENTEENTH AMENDMENT
                              TO CREDIT AGREEMENT

                 THIS SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 23, 1997 (the "Seventeen Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

                 A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Seventeenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                 B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Seventeenth Amendment, to such amendment.

                                     TERMS

                 In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1        -        Overadvance Amount.

                 The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          "Overadvance Amount" means $210,000,000 during the
                second fiscal quarter of 1997 and thereafter.

Section 2        -        Conditions to Effectiveness.  This Seventeenth
Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Seventeenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 3        -        Representations and Warranties.    The Borrowers
hereby jointly and severally represent and warrant to the Lender that:
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                          (a)     the execution, delivery and performance by
each of the Borrowers of this Seventeenth Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

                          (b)     that, after giving effect to this Seventeenth
Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 4        -        Miscellaneous.

                          (a)     The Credit Agreement, as amended hereby,
shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

                          (b)     This Seventeenth Amendment may be executed in
any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                          (c)     This Seventeenth Amendment shall be construed
in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

                          (d)     Any and all notices, requests, certificates
and other instruments executed and delivered after the execution and delivery of this Seventeenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Seventeenth Amendment, but nevertheless all such references shall be deemed to include this Seventeenth Amendment unless the context shall otherwise require.

                          (e)     This Seventeenth Amendment shall be governed
by, and construed in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]
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                 IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                           COURT SQUARE CAPITAL LIMITED


                           By:      /s/ M. SALEEM MUQADDAM
                                    -----------------------------
                                    M. Saleem Muqaddam
                                    Vice President


                           CONSOLIDATED FURNITURE CORPORATION

                           By:      /s/ JOHN B. SGANGA
                                    -----------------------------
                                    John B. Sganga
                                    Executive Vice President,
                                      Chief Financial Officer,
                                      Secretary, Treasurer and
                                      Controller


                           FURNITURE COMFORT CORPORATION

                           By:      /s/ JOHN B. SGANGA
                                    -----------------------------
                                    John B. Sganga
                                    Vice President, Treasurer and
                                    Secretary


                           SSC CORPORATION

                           By:      /s/ JOHN B. SGANGA
                                    -----------------------------
                                    John B. Sganga
                                    Vice President, Treasurer and
                                    Secretary


                           CHOICE SEATS CORPORATION

                           By:      /s/ JOHN B. SGANGA
                                    -----------------------------
                                    John B. Sganga
                                    Treasurer, Vice President and
                                    Secretary






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